NEWS RELEASE
Cory T. Walker
July 23, 2007	Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES A 17.1% INCREASE IN SECOND QUARTER NET INCOME

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) announced its net income for the second quarter of 2007 of $52,012,000, or $0.37 per share, an increase of 17.1% from the $44,431,000, or $0.32 per share, reported for the quarter ended June 30, 2006. Total revenue for the quarter ended June 30, 2007 was $246,644,000, compared with 2006 second-quarter revenue of $220,807,000, an increase of 11.7%.

Total revenue for the first half of 2007 was $505,157,000, compared with revenue of $451,389,000 for the corresponding period in 2006, up 11.9%. Net income for the first six months of 2007 was $111,739,000, versus $94,457,000 during the comparable 2006 period, an increase of 18.3%.  Net income per share for the six months ended June 30, 2007 was $0.79, versus the $0.67 per share posted during the same period in 2006, an increase of 17.9%.

J. Hyatt Brown, Chairman and Chief Executive Officer, noted, "We continue to slog through the mush of a very soft market with significant positive results.  Our net income for the quarter grew by 17.1%.  A significant part of this increase was the result of selling all of the remaining shares of our long-term investment in Rock-Tenn Company at a pre-tax gain of $9.8 million."

Jim W. Henderson, Vice Chairman and Chief Operating Officer, added, "Since the beginning of the second quarter of 2007, we have closed three acquisitions with estimated annual revenues of $21.6 million.  We are pleased with the number and quality of the agencies that are current opportunities."

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, quasi-public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' sixth largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to continuing our revenue, earnings and operating growth, as well as identifying and consummating attractive acquisition opportunities. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the effects of recent legislative and regulatory changes in Florida pertaining to the insurance industry, including those relating to coastal property coverages; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Georgia, Michigan, New Jersey, New York, Pennsylvania and/or Washington, where significant portions of the Company's business are concentrated; and the cost and impact on the Company of previously disclosed litigation initiated against the Company and regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the		For the
	Three Months		Six Months
	Ended		Ended
	June 30		June 30
	2007	2006	2007	2006
REVENUES
Commissions and fees	$230,476	$217,427	$476,035	$445,342
Investment income	12,990	2,956	24,569	5,165
Other income, net	3,178	424	4,553	882
Total revenues	246,644	220,807	505,157	451,389

EXPENSES
Employee compensation and benefits	112,636	103,180	223,446	203,910
Non-cash stock-based compensation	1,334	1,434	2,836	3,764
Other operating expenses	31,558	30,134	63,481	61,103
Amortization	9,965	8,978	19,467	17,978
Depreciation	3,239	2,785	6,279	5,380
Interest	3,416	3,329	7,050	6,851
Total expenses	162,148	149,840	322,559	298,986

Income before income taxes	84,496	70,967	182,598	152,403

Income taxes	32,484	26,536	70,859	57,946

Net income	$ 52,012	$ 44,431	$111,739	$ 94,457
	=======	======	======	======
Net income per share:
Basic	$0.37	$0.32	$0.80	$0.68
	====	====	====	====
Diluted	$0.37	$0.32	$0.79	$0.67
	====	====	====	====
Weighted average number of shares outstanding:
Basic	140,384	139,511	140,303	139,447
	======	======	======	======
Diluted	141,120	141,006	141,170	140,915
	======	======	======	======
Dividends declared per share	$0.06	$0.05	$0.12	$0.10
	====	====	====	====

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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended June 30, 2007
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	6/30/07	6/30/06	Change	Growth %	Revenues	Growth %

Florida Retail	$ 50,876	$ 46,812	$ 4,064	8.7%	$ 762	7.1%
National Retail	65,150	52,052	13,098	25.2%	11,711	2.7%
Western Retail	25,472	26,426	(954)	(3.6)%	122	(4.1)%
Total Retail	141,498	125,290	16,208	12.9%	12,595	2.9%

Professional Programs	9,080	9,034	46	0.5%	131	(0.9)%
Special Programs	22,599	26,525	(3,926)	(14.8)%	1,454	(20.3)%
Total Programs	31,679	35,559	(3,880)	(10.9)%	1,585	(15.4)%

Wholesale Brokerage

	45,369	42,736	2,633	6.2%	3,390	(1.8)%

TPA Services	9,184	8,051	1,133	14.1%	654	5.9%

Total Core Commissions
and Fees (1)	$227,730	$211,636	$ 16,094	7.6%	$18,224	(1.0)%
	=======	=======	======		======

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended June 30, 2007 and 2006
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	6/30/07	6/30/06

Total core commissions and fees(1)	$227,730	$211,636
Contingent commissions	2,746	4,604
Divested business	-	1,187

Total commission & fees	$230,476	$217,427
	=======	=======

(1)

  Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

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Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$ 67,942	$ 88,490
Restricted cash and investments	240,509	242,187
Short-term investments	2,637	2,909
Premiums, commissions and fees receivable	273,811	282,440
Other current assets	26,808	32,180
Total current assets	611,707	648,206

Fixed assets, net	58,493	44,170
Goodwill	779,597	684,521
Amortizable intangible assets, net	409,885	396,069
Investments	649	15,826
Other assets	24,361	19,160
Total assets	$1,884,692	$1,807,952
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LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 423,772	$ 435,449
Premium deposits and credits due customers	31,368	33,273
Accounts payable	29,785	17,854
Accrued expenses	68,098	86,009
Current portion of long-term debt	17,190	18,082
Total current liabilities	570,213	590,667

Long-term debt	225,432	226,252

Deferred income taxes, net	53,556	49,721

Other liabilities	12,576	11,967

Shareholders' equity:
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding 140,337 at 2007 and 140,016 at 2006	14,034	14,002
Additional paid-in capital	218,237	210,543
Retained earnings	790,570	695,656
Accumulated other comprehensive income	___74	9,144

Total shareholders' equity	1,022,915	929,345

Total liabilities and shareholders' equity	$1,884,692	$1,807,952
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